Exhibit 4.3
Execution Version
FIRST SUPPLEMENTAL INDENTURE
     First Supplemental Indenture (this “Supplemental Indenture”), dated as of February 2, 2011, among Targa Resources Partners LP, a Delaware limited partnership (“Targa Resources Partners”), Targa Resources Partners Finance Corporation (“Finance Corporation” and, together with Targa Resources Partners, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 6, 2009 providing for the issuance of 11 1/4% Senior Notes due 2017 (the “Notes”);
     WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;
     WHEREAS, each Issuer has been authorized by resolutions of its board of directors to enter into this Supplemental Indenture (the “Resolutions”);
     WHEREAS, the Issuers desire to amend certain provisions of the Indenture, as set forth in Article I of this Supplemental Indenture (the “Proposed Amendments”);
     WHEREAS, the Issuers have offered to exchange any and all of the outstanding Notes for new notes and cash, and have solicited consents to the Proposed Amendments, upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement dated January 19, 2011, including any and all exhibits thereto and any information incorporated by reference therein, as the same may be amended, supplemented or modified (the “Offering Memorandum”); and
     WHEREAS, the Issuers have delivered to the Trustee (i) the Resolutions, (ii) evidence of the receipt of the requisite consents to effect the Proposed Amendments under the Indenture and (iii) the documents required by Section 9.06 of the Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
AMENDMENTS TO THE INDENTURE
     Section 1.01 Amendments. Upon written notification to the Trustee by the Issuers that they have accepted for exchange (the “First Settlement Date”) all of the Notes validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on February 1, 2011, pursuant to the Offering Memorandum, then automatically (without further act by any person), the following amendments shall be made to the Indenture:

A.	the following sections of the Indenture are hereby deleted and the Issuers shall be released from their obligations thereunder:
a.	Section 3.09. Offer to Purchase by Application of Excess Proceeds

b.	Section 4.03. Reports (except as required by Section 314(a) of the TIA)

c.	Section 4.04. Compliance Certificate

d.	Section 4.05. Taxes

e.	Section 4.06. Stay, Extension and Usury Laws

f.	Section 4.07. Restricted Payments

g.	Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries

h.	Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Equity

i.	Section 4.10. Asset Sales

j.	Section 4.11. Transactions with Affiliates

k.	Section 4.12. Liens

l.	Section 4.14. Corporate Existence

m.	Section 4.15. Offer to Repurchase Upon Change of Control

n.	Section 4.16. Limitation on Sale and Leaseback Transactions

o.	Section 4.17. Payments for Consent

p.	Section 4.18. Additional Guarantees

q.	Section 4.19. Designation of Restricted and Unrestricted Subsidiaries

r.	Clauses (3) and (4) of Section 5.01(a). Merger, Consolidation, or Sale of Assets

s.	Clauses (6) and (7) of Section 6.01. Events of Default
B.	failure to comply with the terms of any of the foregoing sections of the Indenture shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequences under the Indenture; and

C.	all definitions set forth in Sections 1.01 and 1.02 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.
     Section 1.02 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

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ARTICLE II
MISCELLANEOUS
     Section 2.01 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     Section 2.02 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.
     Section 2.03 Confirmation. The Indenture and the Notes as amended and supplemented by this Supplemental Indenture are in all respects confirmed and preserved.
     Section 2.04 TIA Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the TIA, as in force at the date that this Supplemental Indenture is executed, the provisions required by such TIA shall control.
     Section 2.05 NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     Section 2.06 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 2.07 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Section 9.02 and 9.06 of the Indenture; provided, that the amendments to the Indenture set forth in Article I of this Supplemental Indenture shall become operative as specified in Article I hereof. Prior to the First Settlement Date, the Issuers may terminate this Supplemental Indenture upon written notice to the Trustee (it being understood that the Issuers, subsequent thereto, will enter into a substitute supplemental indenture).
     Section 2.09 Acceptance by the Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.
     Section 2.10 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TARGA RESOURCES PARTNERS LP By: Targa Resources GP LLC, Its General Partner
By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

TARGA RESOURCES PARTNERS FINANCE CORPORATION
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA DOWNSTREAM LP By: Targa Downstream GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

TARGA LIQUIDS MARKETING AND TRADE By: Targa Downstream LP, Its Managing Partner By: Targa Downstream GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA LSNG LP By: Targa LSNG GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP By: Targa Resources Texas GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

TARGA NORTH TEXAS LP By: Targa North Texas GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA PERMIAN LP By: Targa Resources Texas GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA RESOURCES OPERATING LP By: Targa Resources Operating GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

TARGA STRADDLE LP By: Targa Straddle GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA TEXAS FIELD SERVICES LP By: Targa Resources Texas GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA VERSADO LP By: Targa Versado GP LLC, Its General Partner
By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

MIDSTREAM BARGE COMPANY LLC
TARGA CAPITAL LLC
TARGA CO-GENERATION LLC
TARGA DOWNSTREAM GP LLC
TARGA GAS MARKETING LLC
TARGA INTRASTATE PIPELINE LLC
TARGA LIQUIDS GP LLC
TARGA LOUISIANA FIELD SERVICES LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA LSNG GP LLC
TARGA MLP CAPITAL LLC
TARGA NGL PIPELINE COMPANY LLC
TARGA NORTH TEXAS GP LLC
TARGA PERMIAN INTRASTATE LLC
TARGA RESOURCES OPERATING GP LLC
TARGA RESOURCES TEXAS GP LLC
TARGA RETAIL ELECTRIC LLC
TARGA SPARTA LLC
TARGA STRADDLE GP LLC
TARGA TRANSPORT LLC
TARGA VERSADO GP LLC

By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven A. Finklea
Authorized Signatory

Signature Page to First Supplemental Indenture